Exhibit 32.2

                                 CERTIFICATION

     In connection with the periodic report of China Jo-Jo Drugstores, Inc. (the "Company") on Form 10-Q for the quarter ended June 30, 2010, as filed with the Securities and Exchange Commission (the "Report"), I, Bennet P. Tchaikovsky,
Chief Financial Officer (Principal Financial and Accounting Officer) of the Company, hereby certify as of the date hereof, solely for purposes of Title 18, Chapter 63, Section 1350 of the United States Code, that to the best of my knowledge:


     (1) The Report fully complies with the requirements of Section 13(a) or 15(d), as applicable, of the Securities Exchange Act of 1934, and

     (2) The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company at the dates and for the periods indicated.



Date: August 16, 2010              /s/ Bennet P. Tchaikovsky
                                   ---------------------------------------------
                                   Bennet P. Tchaikovsky
                                   Chief Financial Officer
                                   (Principal Financial and Accounting Officer)